UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2014

AMERICAN RESTAURANT CONCEPTS, INC.
 (Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-54226 (Commission File Number)	59-3649554 (IRS Employer Identification No.)

212 Guilbeau Road Lafayette, Louisiana (Address of principal executive offices)	70506 (Zip Code)

Registrant’s telephone number, including area code: (904) 741-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On January 20, 2014, American Restaurant Concepts, Inc. (the “Company”) entered into a Contribution Agreement (the “Contribution Agreement”) with Paradise on Wings Franchise Group, LLC, a Utah limited liability company (“Paradise”). In connection with the execution of the Contribution Agreement, on January 20, 2014, the Company and the incumbent members of Paradise entered into an Amended and Restated Operating Agreement of Paradise on Wings Franchise Group, LLC (the “Operating Agreement”) to reflect the terms of the Contribution Agreement. The transactions contemplated by the Contribution Agreement and Operating Agreement were completed on January 20, 2014 (the “Closing Date”).

Under the terms of the Contribution Agreement, the Company (sometimes referred to herein as the “Class B Member”) acquired 117.65 Class B membership interests in Paradise, representing all of the outstanding Class B membership interests and a 50% ownership interest in Paradise (the “Class B Membership Interests”). The incumbent members of Paradise (the “Class A Members”) converted their existing membership interests into a total of 117.65 Class A membership interests in Paradise, representing all of the outstanding Class A membership interests and a 50% ownership interest in Paradise (the “Class A Membership Interests”).

The Company agreed to pay $400,000 in cash, of which $350,000 was paid prior to closing and $50,000 was due upon closing, and $400,000 in shares of the Company’s Class A common stock, par value $0.01 per share (“Common Stock”), to Paradise in consideration for the Class B Membership Interests (the “Capital Contribution”). The shares of Common Stock (the “ARC Shares”) were valued based upon the opening bid price of the Common Stock on the OTCmarkets.com on the morning of the Closing Date, which was $1.70 per share. Accordingly, the Company issued 235,295 shares of Common Stock to Paradise on the Closing Date.

Under the Operating Agreement, the power to manage the business and affairs of Paradise has been vested in the managers of Paradise. The Class A Members may appoint up to two managers, which manager(s) shall have a total of 50% of the vote of all managers. The Company, as the owner of all of the Class B Membership Interests, may appoint one manager who shall have a total of 50% of the vote of all managers. Notwithstanding the foregoing, the Contributed Capital may not be used to pay salaries or bonuses to any of the Class A Members or Class B Members, and the vote of 60% of the total outstanding Class A Membership Interests and Class B Membership Interests is required in the event Paradise wishes to use the Contributed Capital for any permitted purpose.

The Class A Membership Interests are identical to the Class B Membership Interests in all respects except that the Class A Membership Interests have a preferred right to distributions from Paradise with respect to the ARC Shares. The Class A Members, through their ownership of the Class A Membership Interests, are entitled to receive a total of 50% of all items of income, gain, losses, deductions and expenses (including any such items that are associated with the ARC Shares), and the Company, through its ownership of the Class B Membership Interests, is entitled to receive 50% of all items of income, gain, losses, deductions and expenses (with the exception of any such items that are associated with the ARC Shares).

The foregoing description of the Contribution Agreement and Operating Agreement does not purport to be complete and is qualified in its entirety by reference to the Contribution Agreement and Operating Agreement attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

Section 2 – Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Contribution Agreement, dated January 20, 2014, by and between American Restaurant Concepts, Inc. and Paradise on Wings Franchise Group, LLC

10.2	Amended and Restated Operating Agreement of Paradise on Wings Franchise Group, LLC, dated January 20, 2014, by and among American Restaurant Concepts, Inc. and the other members thereto

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RESTAURANT CONCEPTS, INC.

Dated: January 24, 2014	/s/ Richard W. Akam
Richard W. Akam
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Contribution Agreement, dated January 20, 2014, by and between American Restaurant Concepts, Inc. and Paradise on Wings Franchise Group, LLC

10.2	Amended and Restated Operating Agreement of Paradise on Wings Franchise Group, LLC, dated January 20, 2014, by and among American Restaurant Concepts, Inc. and the other members thereto